THE SECURITIES EVIDENCED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED, UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT.

Date: ___________	Warrant Certificate: ______

WARRANT
TO PURCHASE COMMON STOCK
OF
AMERICAN PETRO-HUNTER, INC.
(Void after ______________)

1.      Issuance of Warrant.  FOR VALUE RECEIVED, on and after the date of issuance of this Warrant, and subject to the terms and conditions herein set forth, the Holder (as defined below) is entitled to purchase from American Petro-Hunter, Inc., a Nevada corporation (the “Company”), at any time during the Exercise Period (as defined below), at a price per share equal to the Warrant Price (as defined below and subject to adjustment as described below), the Warrant Stock (as defined below and subject to adjustment as described below) upon exercise of this warrant (this “Warrant”) pursuant to Section 6 hereof.  This Warrant is being issued pursuant to the terms of the Debenture and Warrant Purchase Agreement, dated as of even date herewith by and between the Company and Maxum Overseas Fund, (the “Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

2.      Definitions.  As used in this Warrant, the following terms have the definitions ascribed to them below:

(a)     “Commencement Date” means ______________.

(b)    “Common Stock” means the Common Stock, $0.001 par value, of the Company.

(c)     “Exercise Period” means the period commencing on the Commencement Date and ending at 5:00 p.m. Pacific Standard Time on the Termination Date (as defined below); provided, however, the Exercise Period shall end and this Warrant shall no longer be exercisable and shall become null and void (except the right to receive the securities and property to which the Holder is entitled by virtue of exercising or converting this Warrant in connection with any Termination Event) upon consummation of any of the following (each, a “Termination Event”): (i) the lease of all or substantially all of the assets of the Company or the exclusive license of all or substantially all of the Company’s intellectual property to a third party, (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation, but excluding any merger or conversion effected exclusively for the purpose of changing the domicile of the Company), or (iii) the sale, conveyance or disposal of all or substantially all of the assets of the Company, unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.  Notwithstanding anything to the contrary herein, this Warrant shall continue in full force and effect until the Termination Date unless (y) no less than thirty (30) days prior to any Termination Event, the Company shall have given the Holder notice of such Termination Event, which notice shall include a reasonably detailed description of the terms of such Termination Event, and (z) the Company shall have given the Holder a reasonable opportunity to exercise or convert this Warrant.

(d)    “Holder” means Maxum Overseas Fund or its assigns.

(e)     “Termination Date” means two years from the Commencement Date.

(f)      “Warrant Price” means a price per warrant share equal to 130% of the Conversion Price (as defined in the Debenture), as adjusted from time to time (i) for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof, as described in Section 3.1 of the Debenture, and (ii) in the event of an exchange as described in Section 3.3 of the Debenture.

(g)    “Warrant Stock” means the shares of Common Stock purchasable upon exercise of this Warrant.  The total number of shares of Warrant Stock to be issued upon the exercise of this Warrant shall be equal to ____________; provided, however, such number shall be subject to adjustment as described in Section 3 hereof.

3.      Adjustments and Notices.  The Warrant Price and the number of shares of Warrant Stock shall be subject to adjustment from time to time in accordance with this Section 3.

(a)     Adjustments to Warrant Stock.  When any adjustment is required to be made to the Warrant Price as described in Section 2(f) above, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Warrant Price in effect immediately prior to such adjustment, by (ii) the Warrant Price in effect immediately after such adjustment.

(b)    Reclassification, Exchange, Substitution, In-Kind Distribution.  Upon any reclassifications, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Warrant or upon the payment of a dividend in securities or property other than shares of Common Stock, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised or converted immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend.  The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property.  The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c)     Certificate of Adjustment.  In each case of an adjustment or readjustment of the Warrant Price, the Company, at its own expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate executed by the Company’s Chief Financial Officer showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder.

(d)    No Impairment.  The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 3 against impairment.

(e)     Fractional Shares.  No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded to the nearest whole share.  If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

4.      Reservation of Stock.  On and after the Commencement Date, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise or conversion of this Warrant.  Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

5.      Exercise of Warrant.

(a)     This Warrant may be exercised as a whole or part by the Holder, at any time after the date hereof prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and delivered to  the principal office of the Company, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Stock being purchased.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date.  As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise.  If this Warrant shall be exercised for less than the total number of shares of Warrant Stock then issuable upon exercise, promptly after surrender of this Warrant upon such exercise, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of this Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

(b)    Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) necessary to ensure that, following such exercise, the total number of shares of Common Stock then beneficially owned by Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Company Common Stock. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder.  Notwithstanding the foregoing, Holder may waive such limitation on exercise contained in this Section 5(b) or increase or decrease such limitation percentage to any other percentage as specified in a written notice to the Company.

6.      Transfer of Warrant.  Notwithstanding anything to the contrary herein, subject to applicable securities laws, this Warrant may be transferred or assigned in whole or in part by the Holder, and the Company shall permit such transfer or assignment to an affiliate of the Holder.

7.      Termination.  This Warrant shall terminate at 5:00 p.m. Pacific Standard Time on the Termination Date, subject to earlier termination as set forth in Section 2(c) hereof.

8.      Miscellaneous.  This Warrant shall be governed by the laws of the State of Nevada, as such laws are applied to contracts to be entered into and performed entirely in Nevada. In the event of any dispute among the Holder and the Company arising out of the terms of this Warrant, the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of Nevada for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.  Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant.

AMERICAN PETRO-HUNTER, INC.

Authorized Signature

Robert McIntosh
Name

Chief Executive Officer
Title

MAXUM OVERSEAS FUND

Authorized Signature

Kenneth Taves
Name

Portfolio Manager
Title